                                                                     Exhibit 1.1



                       CHINA YUCHAI INTERNATIONAL LIMITED
          16 Raffles Quay #26-00 Hong Leong Building Singapore 048581
                 Tel : (65) 6220 8411     Fax : (65) 6226 0502


FOR IMMEDIATE RELEASE



             CHINA YUCHAI ANNOUNCES US$26.5 MILLION DIVIDEND PAYMENT



SINGAPORE, August 8, 2003 - The Board of Directors of China Yuchai International Limited ("CYI") is pleased to announce a dividend payment of US$0.75 per share, consisting of an interim ordinary dividend of US$0.20 per share and a special dividend of US$0.55 per share for the year ending December 31, 2003. These dividends will be paid to members whose names appear on the register of members of CYI on August 22, 2003. The payment date of these dividends will be September 2, 2003.



****************************************************
China Yuchai International Limited
Executive Office
16 Raffles Quay
#26-00 Hong Leong Building
Singapore 048581
Tel: (65) 6220 8411
Fax: (65) 6226 0502
Contact persons: Mr Wrixon F. Gasteen, President
                 Mr Philip Ting, Chief Financial Officer